Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 11, 2023 (the “Closing Date”), by and between Nocopi Technologies, Inc., a Maryland corporation (the “Company”), and Frost Gamma Investments Trust (the “Purchaser”).

WHEREAS, the Company and the Purchaser desire to enter into this Agreement, pursuant to which the Company agrees to sell, and the Purchaser agrees to purchase, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. STOCK PURCHASE REQUIREMENT. Upon the closing of the transactions described herein (the “Closing”), the Purchaser shall purchase, subject to the terms and conditions set forth in this Agreement, in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, 1,250,000 shares of Common Stock (the “Closing Date Shares”), for a purchase price of $5,000,000.00 (the “Purchase Price”).

2. AGREEMENT TO SELL AND PURCHASE.

2.1 Closing. At the Closing, the Purchaser agrees to purchase, and the Company agrees to offer, issue and sell to the Purchaser, subject to the terms and conditions set forth in this Agreement, the Closing Date Shares in exchange for the Purchase Price. At the Closing, the Purchaser shall deliver to the Company the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in writing. For purposes of this Agreement, “Business Day” means any day, except Saturday or Sunday, on which banks are not required or authorized to close in New York, New York.

2.2 Closing Date. The Closing shall take place on the date hereof at such time as the Company and the Purchaser may mutually agree, electronically at the offices of Greenberg Traurig, P.A., 333 S.E. 2nd Avenue, Miami, FL 33131. Promptly following the Closing, subject to the terms and conditions set forth in this Agreement and in consideration of the payment by the Purchaser of the Purchase Price at such Closing, the Company (or its transfer agent) will deliver the Closing Date Shares to the Purchaser.

2.3 Deliveries at Closing by Company. At the Closing, and upon satisfaction or waiver of the conditions set forth in Section 6, the Company shall deliver to Purchaser the instruments, consents, certificates and other documents required of the Company pursuant to Section 6.1.

2.4 Actions at Closing. At the Closing, (to take place following the satisfaction or waiver of the conditions set forth in Section 6), the Company shall instruct its transfer agent to deliver, on an expedited basis, to the Purchaser a certificate evidencing the Closing Date Shares, registered in the name of the Purchaser, or, at the election of the Purchaser, evidence of the issuance of the Closing Date Shares hereunder as held in DRS book-entry form by the company’s transfer agent and registered in the name of the Purchaser, which evidence shall be reasonably satisfactory to the Purchaser.

3. CONSULTING SERVICES AND COMPENSATION.

3.1 Provision of Services. From the Closing Date until the third anniversary of the Closing Date, the Purchaser hereby agrees to provide general advisory services (the “Services”) to the Company.

3.2 Compensation for Services. As consideration for provision of the Services, the Company hereby agrees to issue an aggregate total of 65,790 shares of Common Stock (the “Advisory Shares” and, together with the Closing Date Shares, the “Shares”), which Advisory Shares shall be issued to the Purchaser as follows: one-third (21,930 Advisory Shares) on the first anniversary of the Closing Date, one-third (21,930 Advisory Shares) on the second anniversary of the Closing Date, and one-third (21,930 Advisory Shares) on the third anniversary of the Closing Date. In the event of any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a declaration or payment of a stock dividend, recapitalization, stock split, reverse stock split or other similar transaction, then equitable adjustments shall be made to the total number of Advisory Shares issuable pursuant to this Section 3.2 with respect to any such Advisory Shares that have not been issued as of the date of such increase or decrease.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

On the date hereof, the Company hereby represents and warrants to the Purchaser that the representations and warranties in this Section 4 are true and correct as of the date hereof:

4.1 Organization; Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to enter into and perform its obligations under this Agreement.

4.2 Authorization and Description of Securities. The Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company that have not been duly and validly waived in writing as of the date of this Agreement. No holder of Shares will be subject to personal liability by reason of being such a holder.

4.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, and the performance of all obligations of the Company hereunder has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.4 Valid Issuance of Shares; Reservation of Advisory Shares. The Shares that are being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Purchaser free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, and (b) any liens, encumbrances or restrictions on transfer that are created or imposed by the Purchaser. Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 5 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws. The Company has reserved from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of Advisory Shares issuable pursuant to this Agreement.

4.5 Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement or the consummation of the sale and issuance of Shares contemplated by this Agreement, except for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws. The Company is not in violation or default (a) of any provision of its certificate of incorporation or bylaws, or (b) in any material respect of any provision of (i) any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or (ii) any federal or state statute, rule or regulation applicable to the Company.

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4.6 Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Purchaser set forth in Section 5 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under this Agreement.

4.7 SEC Documents. The Company has made available to the Purchaser (including via the U.S. Securities and Exchange Commission’s (the “SEC’s”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the SEC prior to the date of this Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

4.8 Penny Stock Rules. The Common Stock is exempt from being considered a “penny stock” because the Company’s net tangible assets exceed $2 million and it has been in continuous operations for at least three years.

4.8 Capitalization. The authorized capital shares of the Company consist of (i) 75,000,000 shares of Common Stock and (ii) 3,000,000 shares of preferred stock, par value par value $1.00 per share (“Preferred Stock”). Of such authorized capital shares, (i) 9,251,178 shares of Common Stock are issued and outstanding and (ii) no Preferred Stock is issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. There are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

On the date hereof, the Purchaser hereby represents and warrants to the Company that the representations and warranties in this Section 5 are true and correct as of the date hereof:

5.1 Requisite Power and Authority. All action on the part of the Purchaser, its officers, directors, managers, partners and equityholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such party hereunder occurring at or prior to the Closing has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of such party, enforceable against such party in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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5.2 Investment Representations. The Purchaser understands that the Shares have not been registered under the Securities Act. The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement. The Purchaser hereby represents and warrants, solely as to the Purchaser, as follows:

(a) Purchaser Bears Economic Risk. The Purchaser is an investor in securities of companies that are thinly traded on the OTC Markets and qualify as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, that chooses to prepare the disclosure in the SEC Documents relying on scaled disclosure requirements for smaller reporting companies in Regulation S-K and in Article 8 of Regulation S-X, and the Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of the transactions contemplated by this Agreement and any investment in the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, including any investment in the Shares. The Purchaser acknowledges that this Agreement and any acquisition of Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to undertake the transactions contemplated by this Agreement and hold any Shares for an indefinite period of time and to suffer a complete loss of its investment.

(b) Acquisition for Own Account. The Purchaser is acquiring the Shares for investment for the Purchaser’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same and the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the foregoing.

(c) Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d) Accredited Investor. The Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(e) Company Information. The Purchaser has received and read the SEC Documents, including the Company’s financial statements, and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. The foregoing does not modify the representations and warranties of the Company set forth in Section 4 of this Agreement or the right of the Purchaser to rely thereon.

(f) Rule 144. The Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities subscribed for in a private placement subject to the satisfaction of certain conditions, including, among other things, as applicable: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations.

(g) Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature pages hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature pages hereto.

5.3 Transfer Restrictions. The Purchaser acknowledges and agrees that:

(a) the Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, to the Company or to an affiliate (as such terms are used in and construed under Rule 405 under the Securities Act) of the Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement (as defined below) and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

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(b) so long as is required by this Section 5.3, a legend shall be imprinted on any of the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5.3(b) hereof), (a) while a registration statement (including the Registration Statements (as defined in the Registration Rights Agreement)) covering the resale of such security is effective under the Securities Act, (b) following any sale of such Shares pursuant to Rule 144, (c) if such Shares are eligible for sale under Rule 144 without the need to comply with the current information requirement contained in Rule 144(c), or (d) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to its transfer agent or the Purchaser if required by the transfer agent to effect the removal of the legend hereunder, or if requested by the Purchaser, respectively.

6. CONDITIONS TO CLOSING.

6.1 Conditions to Purchaser’s Obligations at the Closing. Purchaser’s obligations to subscribe for the Closing Date Shares at the Closing are subject to the satisfaction (or waiver by the Purchaser), at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all respects as of the Closing Date, except in each case, for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing Date.

(b) Legal Investment. On the Closing Date, the sale and issuance of the Closing Date Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for any such consents, permits and waivers as may be properly obtained subsequent to the Closing.

(d) Registration Rights Agreement. The Company shall have delivered to the Purchaser a duly executed copy of the Registration Rights Agreement (as defined below).

(e) Financials. The Company shall not have incurred any material debt obligations (or entered into any agreement in connection therewith) since June 30, 2023.

6.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell to the Purchaser the Closing Date Shares at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 5 made by the Purchaser shall be true and correct in all respects as of the Closing Date.

(b) Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing Date.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

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7. COVENANTS. From and after the Closing Date:

7.1 Registration Rights. The Shares shall be “Registrable Securities” pursuant to that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Purchaser (the “Registration Rights Agreement”), the form of which is attached hereto as Exhibit A.

7.2 Reports Under Exchange Act. With a view to making available to the Purchaser the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available at all times adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to the Purchaser, so long as the Purchaser owns any Registrable Securities (as defined in the Registration Rights Agreement), forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies) and (ii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

7.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market on which the Common Stock is listed such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

7.4 Securities Laws Disclosure; Publicity. The Company shall, on or before the time required under the Exchange Act or other applicable law, file a Current Report on Form 8-K, including copies of this Agreement and the Registration Rights Agreement (or the forms thereof) as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or affiliates on the one hand, and the Purchaser or any of its affiliates on the other hand, shall terminate. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

8. MISCELLANEOUS.

8.1 Costs and Expenses. The Company agrees to pay (or reimburse the Purchaser, as applicable) all reasonable and documented costs and expenses in connection with preparation, negotiation and execution of this Agreement.

8.2 Governing Law. This Agreement and any questions related thereto shall be subject to the laws of New York excluding its conflict of law rules that would apply the application of the laws of any other jurisdiction, unless otherwise stated herein with respect to U.S. securities laws.

8.3 Jurisdiction. The ordinary courts at the place of the registered offices of the Company shall have exclusive jurisdiction with regard to any dispute arising between the parties hereto out or in connection with this Agreement (including a dispute regarding the construction and validity thereof).

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8.4 Survival. The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

8.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Purchaser shall have the right to assign this Agreement without the prior written consent of the other party; provided, however, that the Purchaser may assign its rights and obligations under this Agreement to any other member of the corporate group of which it is a member.

8.6 Entire Agreement. This Agreement, together with the Registration Rights Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.8 Amendment and Waiver. This Agreement may be amended or modified, and the rights and the obligations of the Company and the rights and obligations of the Purchaser may be waived, only upon the written consent of the Company and the Purchaser.

8.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies afforded to a party under this Agreement shall be cumulative and not alternative.

8.10 Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by electronic mail or facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

To the Company:	Nocopi Technologies, Inc. 480 Shoemaker Road, Suite 104 King of Prussia, PA 19406 Attention: Michael Liebowitz
To the Purchaser:	To the address(es) set forth on the signature pages hereto.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day of receipt if sent by overnight courier or facsimile; or (c) on the Business Day of receipt if sent by mail.

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8.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

8.13 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.13 being untrue.

8.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

8.15 No Commitment for Additional Financing. The Company acknowledges and agrees that Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other future financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

8.16 No Waiver. The failure of any party to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The waiver of any breach of this Agreement by any party hereto shall not be construed as a waiver of any other prior or subsequent breach.

8.17 Termination. The parties hereto may terminate this Agreement by mutual written agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:
Nocopi Technologies, Inc.

Signature: /s/ Michael Liebowitz
Print Name: Michael Liebowitz
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASER:
FROST GAMMA INVESTMENTS TRUST

Signature: ___/s/ Phillip Frost______
Print Name: Phillip Frost, M.D.
Title: Trustee

Address for notices:

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